EXHIBIT 31.2

CERTIFICATION

I, David E. Trine, certify that:

1. I have reviewed this Amendment to the Annual Report on Form 10-K of ChoicePoint Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ DAVID E. TRINE
David E. Trine
Chief Financial Officer

April 28, 2008